UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 21, 2013

THE ALLSTATE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11840	36-3871531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2775 Sanders Road, Northbrook, Illinois		60062
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  At the annual meeting of stockholders on May 21, 2013, the Registrant’s stockholders approved the 2013 Equity Incentive Plan (the “Equity Plan”), which amends and restates the 2009 Equity Incentive Plan.

The Equity Plan was approved by the Registrant’s Board of Directors, subject to approval of its stockholders, on February 18, 2013. The Equity Plan increases the number of shares of the Registrant’s common stock authorized for issuance under the plan by 19,850,000 shares and permits certain awards that may be granted under the plan to qualify as “performance based compensation” as defined under regulations interpreting Section 162(m) of the Internal Revenue Code of 1986, as amended.

Information regarding the terms of the Equity Plan can be found in the Registrant’s definitive proxy statement (the “Proxy Statement”) for the 2013 annual stockholders meeting filed with the Securities and Exchange Commission on April 10, 2013, under the caption “Proposal 3 - Approval of 2013 Equity Incentive Plan,” referred to hereinafter as “Proposal 3.”    The description of the Equity Plan set forth above is a summary only and is qualified in its entirety by reference to Proposal 3 and to the full text of the Equity Plan in Appendix B to the Proxy Statement, both of which are incorporated by reference herein.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

(a)       The Registrant’s annual stockholders meeting was held on May 21, 2013 (the “Annual Meeting”).

(b)       The following are the final vote results of the Annual Meeting.  Abstentions have no impact on the vote outcome for Proposal 1 and have the effect of a vote against for Proposals 2, 3, 4, 5, and 6.  Broker non-votes have no impact on the vote outcome for Proposals 1, 2, 3, 5, and 6.  However, for Proposal 3, broker non-votes are counted in the number of outstanding shares to determine if the number of votes cast on the proposal represented over 50% of the outstanding shares, in accordance with rules of the New York Stock Exchange.

Proposal 1 - Election of Directors.  Twelve directors were elected by a majority of the votes cast for terms expiring at the 2014 annual stockholders meeting with an average vote of 97.55%.  The voting results are as follows:

Nominee	For	Against	Abstain	Broker non-votes
F. Duane Ackerman	352,483,596	7,787,830	980,374	40,529,388
Robert D. Beyer	358,053,049	2,198,173	1,000,578	40,529,388
Kermit R. Crawford	357,606,091	2,631,964	1,013,745	40,529,388
Jack M. Greenberg	329,968,803	30,286,693	996,304	40,529,388
Herbert L. Henkel	357,627,531	2,610,693	1,013,576	40,529,388
Ronald T. LeMay	353,763,818	6,465,237	1,022,745	40,529,388
Andrea Redmond	357,847,026	2,457,648	947,126	40,529,388
H. John Riley, Jr.	355,181,809	5,063,756	1,006,235	40,529,388
John W. Rowe	357,887,123	2,357,969	1,006,708	40,529,388
Judith A. Sprieser	331,734,269	28,559,534	957,997	40,529,388
Mary Alice Taylor	354,734,845	5,536,162	980,793	40,529,388
Thomas J. Wilson	349,998,098	8,039,165	3,214,537	40,529,388

Proposal 2 - Advisory Vote to Approve the Executive Compensation of the Named Executives.  The management proposal on the advisory resolution to approve the compensation of the named executive officers received the vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal.  The voting results are as follows:

For	Against	Abstain	Broker non-votes
345,648,521	12,906,267	2,697,012	40,529,388
95.68%	3.57%	0.75%	% not applicable

Proposal 3 - Approval of 2013 Equity Incentive Plan.  The management proposal on the approval of the 2013 Equity Incentive Plan received the vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal and the total number of votes cast represented over 50% of the total outstanding shares.  The voting results are as follows:

For	Against	Abstain	Broker non-votes
325,593,835	33,611,264	2,046,701	40,529,388
90.13%	9.30%	0.57%	% not applicable

Proposal 4 - Ratification of the Appointment of Independent Registered Public Accountant.  The management proposal on ratification of the appointment of Deloitte & Touche LLP as Registrant’s independent registered public accountant for 2013 received the vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. The voting results are as follows:

For	Against	Abstain
394,051,247	6,706,687	1,023,254
98.08%	1.67%	0.25%

Proposal 5 - Stockholder Proposal.  The stockholder proposal seeking equity retention by senior executives did not receive the vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal.  The voting results are as follows:

For	Against	Abstain	Broker non-votes
114,566,318	244,116,742	2,568,740	40,529,388
31.71%	67.58%	0.71%	% not applicable

Proposal 6 - Stockholder Proposal.  The stockholder proposal seeking a report on lobbying expenditures did not receive the vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal.  The voting results are as follows:

For	Against	Abstain	Broker non-votes
27,896,717	271,477,419	61,877,664	40,529,388
7.72%	75.15%	17.13%	% not applicable

Section 9 – Financial Statements and Exhibits

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits

10.1                    The following sections of The Allstate Corporation’s Proxy Statement filed April 10, 2013 (File No. 1-11840) are incorporated herein by reference: Proposal 3 - Approval of 2013 Equity Incentive Plan and Appendix B - The Allstate Corporation 2013 Equity Incentive Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALLSTATE CORPORATION
(Registrant)

	By:	/s/ Jennifer M. Hager
Name: Jennifer M. Hager
Title: Vice President, Assistant General Counsel and Assistant Secretary

Date: May 21, 2013

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